UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 7, 2021

 Commission File No. 001-12575

UTAH MEDICAL PRODUCTS, INC.

(Exact name of Registrant as specified in its charter)

UT	87-0342734
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7043 South 300 West

Midvale, Utah  84047

Address of principal executive offices

Registrant's telephone number: (801) 566-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 7, 2021 at the Company’s annual meeting of stockholders, stockholders approved or indicated their preference on the following matters submitted to them for consideration:

Elected Kevin L. Cornwell as a director of the Company:

For 2,606,371	Withheld 272,082	Broker Non Votes 357,423

Elected Paul O. Richins as a director of the Company:

For 2,416,025	Withheld 462,428	Broker Non Votes 357,423

Ratified the selection of Haynie & Co. as the Company’s independent public accounting firm for the year ended December 31, 2021:

For 3,233,242	Against 1,114	Abstentions 1,520

Approved, on an advisory basis, the compensation paid to UTMD’s named executive officers, including the Compensation Discussion and Analysis, compensation tables and narrative discussion:

For 2,827,223	Against 41,228	Abstentions 10,002	Broker Non Votes 357,423

The Company will include annual advisory stockholder votes on executive compensation in its proxy materials.  Annual advisory stockholder votes will be held until at least the next required advisory vote on frequency of stockholder votes on the compensation of executives.

SIGNATURES

Pursuant to the requirements of the Securities Exchanges Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UTAH MEDICAL PRODUCTS, INC.
REGISTRANT

Date:	5/07/2021	By:	/s/ Kevin L. Cornwell
Kevin L. Cornwell
Chairman & CEO